Exhibit 99.1

Form 4 Joint Filer Information

Name: Norimet Limited
Address: 40 Queen Street
London EC4R 1DD
U.K.
Date of Event Requiring Statement: 12/13/2010

Name: MMC Norilsk Nickel
Address: Voznesensky pereulok
22 Usadba Center
Moscow 103009
Russia
Date of Event Requiring Statement: 12/13/2010

Name: NN Metal Holding SA
Address: 25B, boulevard Royal
L-2449
Luxembourg
Date of Event Requiring Statement: 12/13/2010

Name: Norilsk Nickel Holding SA
Address: Lindenhof 6
6060 Sarnen
Switzerland
Date of Event Requiring Statement: 12/13/2010